Exhibit 99.1
Eastern Bankshares, Inc. Reports Third Quarter 2024 Financial Results
~ Company Announces a 9% Increase to Quarterly Dividend ~

BOSTON, October 24, 2024 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its 2024 third quarter financial results.

FINANCIAL HIGHLIGHTS

•Net loss of $6.2 million included the initial provision on non-purchased credit deteriorated (“non-PCD”) loans of $40.9 million and merger-related charges of $30.5 million. Operating net income of $49.7 million, or 0.25 per diluted share.
•Merger EPS accretion and cost saves on track to exceed original estimates.
•Net interest margin on a fully tax equivalent (“FTE”) basis of 2.97%, an increase of 0.33%, including net discount accretion from the Cambridge merger of 0.18%.
•Trust and investment advisory fees increased $8.2 million, or 122%, from the prior quarter to $14.9 million, due primarily to increased assets under management (“AUM”) as a result of the merger.
•Book value per share and tangible book value per share ended the quarter at $17.09 and $12.17, respectively.
•Non-performing loans ("NPLs") increased by $84.7 million to $124.5 million, or 0.70% of total loans, due primarily to purchased credit deteriorated (“PCD”) loans acquired from Cambridge that were thoroughly assessed by the Credit teams and adequately reserved.
•The Board declared a 9% increase in the quarterly cash dividend to $0.12 per share.

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	△ $	△ %
Earnings
Net (loss) income	$(6,188)	$26,331	$(32,519)	(124)%
Per share, diluted	$(0.03)	$0.16	$(0.19)	(119)%

Operating net income*	$49,665	$36,519	$13,146	36%
Per share, diluted*	$0.25	$0.22	$0.03	14%

Net interest income	$169,855	$128,649	$41,206	32%
NIM - FTE (1)*	2.97%	2.64%	0.33%	NM

Noninterest income	$33,528	$25,348	$8,180	32%
Operating noninterest income*	$32,907	$31,146	$1,761	6%
Noninterest expense	$159,753	$109,869	$49,884	45%
Operating noninterest expense*	$130,850	$105,255	$25,595	24%
Efficiency ratio	78.5%	71.3%	7.2%	NM
Operating efficiency ratio*	60.1%	63.7%	(3.6)%	NM

Balance sheet
Period-end balances
Loans	$18,064,126	$14,145,520	$3,918,606	28%
Deposits	$21,216,854	$17,537,809	$3,679,045	21%
Average balances
Loans	$17,274,903	$14,113,343	$3,161,560	22%
Deposits	$20,858,252	$17,751,502	$3,106,750	18%

Capital
Tangible shareholders’ equity / tangible assets*	10.69%	11.73%	(1.04)%	NM
CET1 capital ratio (2)	15.52%	18.63%	(3.11)%	NM
Book value per share	$17.09	$16.80	$0.29	2%
Tangible book value per share*	$12.17	$13.60	$(1.43)	(11)%

Asset quality
Non-performing loans	$124,503	$39,771	$84,732	213%
Total non-performing loans to total loans	0.70%	0.28%	0.42%	NM
Net charge-offs (recoveries) to average total loans (1)	0.12%	(0.02)%	0.14%	NM

(1) Presented on an annualized basis.
(2) CET1 capital ratio as of September 30, 2024 is a preliminary estimate.
*Non-GAAP

On July 12, 2024, the Company completed its merger (“the merger”) with Cambridge Bancorp (“Cambridge”), the parent company of Cambridge Trust Company, and therefore the third quarter financial results reflect the partial quarter impact of the merger. The merger added approximately $3.7 billion in loans, $3.9 billion in deposits, each at fair value, and $4.7 billion in AUM.

“This quarter marked a transformational moment in Eastern’s history, as we closed on our merger with Cambridge Trust,” said Bob Rivers, Executive Chair and Chair of the Board of Directors of the Company and Eastern Bank. “This combination represents a powerful step forward in achieving our strategic vision, positioning us as a stronger, more competitive institution and Greater Boston’s leading local bank. I want to acknowledge the hard work and dedication of our entire team.”

Denis Sheahan, Chief Executive Officer, added, “While we’ve grown, our focus remains deeply rooted in the Greater Boston community. Our expanded capabilities allow us to better serve the consumers and businesses that drive this region’s economy, by providing comprehensive, one-stop banking and wealth management solutions, ensuring that we remain a committed resource in their success.”

“Following successful bank and wealth system conversions, we are on track to achieve the merger-related financial targets that were set forth at the time of our announcement just over a year ago,” said David Rosato, Chief Financial Officer. “This accomplishment underscores the strength of our integration strategy and our commitment to deliver shareholder value.”

BALANCE SHEET

Total assets were $25.5 billion at September 30, 2024, representing an increase of $4.5 billion, or 21.2% from June 30, 2024.

•Cash and equivalents increased $138.6 million to $889.5 million.
•Securities increased $56.3 million, or 1.2%, to $4.6 billion, due to an increase in the market value of available for sale securities (“AFS securities”) driven by lower interest rates, partially offset by principal runoff. Acquired securities totaling $883.0 million were sold following completion of the merger.
•Loans totaled $18.1 billion, representing an increase of $3.9 billion, or 27.7%, due to the addition of Cambridge. Eastern-originated loans declined modestly by $16.1 million, or 0.1%, in the quarter.
•Deposits totaled $21.2 billion, representing an increase of $3.7 billion, or 21.0%. The merger added $3.9 billion of deposits. Legacy Eastern deposits decreased $195 million, or 0.9%, due primarily to a seasonal decline in municipal deposits, partially offset by an increase in time deposits.
•FHLB advances decreased $0.1 million to $17.3 million. Proceeds from the securities sale were used to pay off FHLB advances of $782.0 million that the Company assumed through the merger.
•Shareholders’ equity was $3.7 billion, representing an increase of $703.7 million, due primarily to the common shares issued in the merger, as well as an increase in AOCI, partially offset by a decrease in retained earnings.

Please refer to Appendix E for more information on organic loan and deposit growth and the impact of the Cambridge merger, and Appendix F for a roll-forward of tangible shareholders’ equity.

NET INTEREST INCOME

Net interest income was $169.9 million for the third quarter, compared to $128.6 million, representing an increase of $41.2 million, due to an increase in the net interest margin and increased average earning assets.

•Net interest income included net accretion income of $10.8 million from purchase accounting adjustments in connection with the merger.
•The net interest margin on a FTE basis was 2.97%, representing a 33 basis point increase and included net discount accretion of 18 basis points from the Cambridge merger.
•Total interest-earning assets yield increased 41 basis points from the prior quarter to 4.60%, due primarily to an increase in loan yields of 39 basis points, as well as higher other short-term investment balances.
•Total interest-bearing liabilities cost increased 6 basis points to 2.50%.

NONINTEREST INCOME

Noninterest income was $33.5 million for the third quarter, compared to $25.3 million, representing an increase of $8.2 million. Operating noninterest income was $32.9 million, compared to $31.1 million, representing an increase of $1.8 million.

•Trust and investment advisory fees increased $8.2 million to $14.9 million, due primarily to increased AUM as a result of the merger.
•Service charges on deposit accounts increased $0.2 million to $8.1 million.
•Debit card processing fees increased $0.3 million to $3.8 million.
•Customer swap income increased $0.1 million to $0.6 million.
•Income from investments held in rabbi trust accounts increased $1.8 million to $3.6 million.
•Losses on sales of mortgage loans held for sale were $0.4 million, compared to losses of $0.2 million in the prior quarter.
•There were no losses on sales of AFS securities in the third quarter, compared to losses of $7.6 million in the prior quarter.
•Other noninterest income decreased $9.8 million to $2.9 million, due in part to the merger-related disposal of fixed assets totaling $3.0 million. The prior quarter included an early termination payment of $7.8 million received from the early withdrawal of a $100 million deposit contract.

NONINTEREST EXPENSE

Noninterest expense was $159.8 million, compared to $109.9 million, an increase of $49.9 million. The increase was primarily driven by the increase in merger-related expenses of $23.9 million. Operating noninterest expense was $130.9 million, compared to $105.3 million, representing an increase of $25.6 million.

•Salaries and employee benefits expense was $93.8 million, an increase of $28.5 million. The increase in salaries expense of $24.6 million was due primarily to the addition of colleagues, and an increase in merger-related expenses of $11.8 million, including retention bonuses and severance payments. The increase in employee benefits expense of $3.9 million was attributable to an increase in federal payroll tax expense of $1.4 million, as well as the addition of colleagues and the increased market value of investments held in rabbi trust accounts by the Company’s defined contribution supplemental executive retirement plan (“DC SERP”).
•Office occupancy and equipment expense was $14.5 million, an increase of $4.4 million, due primarily to merger-related expenses of $2.6 million, as well as the addition of leases and equipment from the merger.
•Data processing expense was $19.5 million, an increase of $1.5 million.
•Professional services expense was $9.0 million, an increase of $4.7 million, due primarily to merger-related expenses of $4.5 million.
•Marketing expense was $1.6 million, a decrease of $0.3 million.
•Federal Deposit Insurance Corporation (“FDIC”) insurance expense was $3.2 million, a decrease of $1.3 million. The prior quarter included a FDIC special assessment of $1.9 million.
•Amortization of intangible assets was $6.2 million, an increase of $5.7 million, driven primarily by the amortization of core deposit intangibles and wealth management intangibles in connection with the merger.
•Other noninterest expense was $12.1 million, an increase of $6.7 million, due primarily to an increase in provision for off balance sheet credit exposures of $2.9 million, including a $1.9 million initial provision on off balance sheet credit exposures acquired from Cambridge, as well as merger-related contract termination fees of $2.6 million.

Please refer to Appendix D for additional detail on merger-related charges.

ASSET QUALITY

Non-performing loans (“NPLs”) totaled $124.5 million, or 0.70% of total loans, at September 30, 2024 compared to $39.8 million, or 0.28% of total loans, at the end of the prior quarter. The increase in NPLs was driven primarily by purchased credit deteriorated (“PCD”) loans acquired from Cambridge that were on non-accrual status at September 30, 2024.

During the third quarter of 2024, the Company recorded total net charge-offs of $5.1 million, or 0.12% of average total loans on an annualized basis, compared to total net recoveries of $0.8 million, or 0.02% of average total loans on an annualized basis, in the prior quarter, respectively.

The Company recorded a provision for loan losses totaling $47.0 million, including a $40.9 million initial provision on non-PCD loans acquired from Cambridge. The remaining provision was primarily associated with individual reserves on commercial real estate loans during the quarter.

The allowance for loan losses was $253.8 million at September 30, 2024, or 1.43% of total loans, compared to $156.1 million, or 1.11% of total loans, at June 30, 2024. The allowance in the third quarter included a $55.8 million initial allowance on PCD loans and a $40.9 million allowance established via the aforementioned initial provision on non-PCD loans, both related to the merger.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per common share, representing a $0.01, or 9%, increase. The dividend will be payable on December 16, 2024 to shareholders of record as of the close of business on December 3, 2024.

The Company repurchased 836,399 shares of common stock during the third quarter at a weighted average price of $15.08, for an aggregate purchase price of $12.6 million.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s third quarter 2024 earnings will be held on Friday, October 25, 2024 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 549-8228 from within the U.S. and reference conference ID 35193. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of September 30, 2024, Eastern Bank had approximately $25.5 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned investment advisor in Massachusetts with approximately $8.4 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures. Except as otherwise indicated, these non-GAAP financial measures presented in this press release exclude discontinued operations.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, (viii) the non-cash pension settlement charge recognized related to the defined benefit plan, (ix) certain discrete tax items, and (x) net income from discontinued operations. Return on average tangible shareholders’ equity, operating return on average tangible shareholders’ equity as well as the operating efficiency ratio also further exclude the effect of amortization of intangible assets. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense are not provided.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets and in the case of tangible net income (loss), return on average tangible shareholders’ equity and operating return on average tangible shareholders’ equity excludes the after-tax impact of amortization of intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company includes the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the merger, including that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that following completion of the merger, Eastern’s business may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement integration strategies; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; reputational risks and the reaction of customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; the diversion of management time and Company resources on merger-related issues; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics, including COVID-19 and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (1)

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Earnings data
Net interest income	$169,855	$128,649	$129,900	$133,307	$137,205
Noninterest income	33,528	25,348	27,692	26,739	19,157
Total revenue	203,383	153,997	157,592	160,046	156,362
Noninterest expense	159,753	109,869	101,202	121,029	101,748
Pre-tax, pre-provision income	43,630	44,128	56,390	39,017	54,614
Provision for allowance for loan losses	46,983	6,126	7,451	5,198	7,328
Pre-tax (loss) income	(3,353)	38,002	48,939	33,819	47,286
Net (loss) income from continuing operations	(6,188)	26,331	38,647	31,509	63,464
Net income (loss) from discontinued operations	—	—	—	286,994	(4,351)
Net (loss) income	(6,188)	26,331	38,647	318,503	59,113
Operating net income (non-GAAP)	49,665	36,519	38,081	16,875	52,085

Per-share data
(Loss) earnings per share, diluted	$(0.03)	$0.16	$0.24	$1.95	$0.36
Continuing operations	$(0.03)	$0.16	$0.24	$0.19	$0.39
Discontinued operations	$—	$—	$—	$1.76	$(0.03)
Operating earnings per share, diluted (non-GAAP)	$0.25	$0.22	$0.23	$0.10	$0.32
Book value per share	$17.09	$16.80	$16.72	$16.86	$13.87
Tangible book value per share (non-GAAP)	$12.17	$13.60	$13.51	$13.65	$10.14

Profitability
Return on average assets (2)	(0.10)%	0.50%	0.74%	0.59%	1.18%
Operating return on average assets (non-GAAP) (2)	0.79%	0.70%	0.72%	0.31%	0.97%
Return on average shareholders' equity (2)	(0.70)%	3.62%	5.23%	4.66%	9.91%
Operating return on average shareholders' equity (2)	5.60%	5.03%	5.17%	2.51%	8.14%
Return on average tangible shareholders' equity (non-GAAP) (2) (3)	(0.26)%	4.54%	6.52%	6.06%	13.46%
Operating return on average tangible shareholders' equity (non-GAAP) (2) (3)	8.45%	6.28%	6.42%	3.27%	11.07%
Net interest margin (FTE) (2)	2.97%	2.64%	2.68%	2.69%	2.77%
Cost of deposits (2)	1.82%	1.78%	1.66%	1.51%	1.33%
Efficiency ratio	78.5%	71.3%	64.2%	75.6%	65.1%
Operating efficiency ratio (non-GAAP) (4)	60.1%	63.7%	61.6%	73.3%	60.5%

Balance Sheet (end of period)
Total assets	$25,507,187	$21,044,169	$21,174,804	$21,133,278	$21,146,292
Total loans	18,064,126	14,145,520	14,088,747	13,973,428	13,919,275
Total deposits	21,216,854	17,537,809	17,666,733	17,596,217	17,424,169
Total loans / total deposits	85%	81%	80%	79%	80%

Asset quality
Allowance for loan losses ("ALLL")	$253,821	$156,146	$149,190	$148,993	$155,146
ALLL / total nonperforming loans ("NPLs")	203.87%	392.61%	260.94%	283.49%	326.86%
Total NPLs / total loans	0.70%	0.28%	0.41%	0.38%	0.34%
Net charge-offs ("NCOs") (recoveries) / average total loans (2)	0.12%	(0.02)%	0.21%	0.32%	0.00%

Capital adequacy
Shareholders' equity / assets	14.39%	14.10%	13.95%	14.08%	11.57%
Tangible shareholders' equity / tangible assets (non-GAAP)	10.69%	11.73%	11.58%	11.71%	8.73%

(1) Total assets, average assets and average tangible shareholders' equity components as of and for the three months ended Sep 30, 2023 and Dec 31, 2023 presented in this table include discontinued operations.
(2) Presented on an annualized basis.
(3) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(4) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of			Sep 30, 2024 change from
(Unaudited, dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024		Sep 30, 2023
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$98,299	$72,890	$72,689	$25,409	35%	$25,610	35%
Short-term investments	791,177	677,958	536,119	113,219	17%	255,058	48%
Cash and cash equivalents	889,476	750,848	608,808	138,628	18%	280,668	46%
Available for sale ("AFS") securities	4,163,352	4,097,842	4,261,518	65,510	2%	(98,166)	(2)%
Held to maturity ("HTM") securities	427,459	436,712	455,900	(9,253)	(2)%	(28,441)	(6)%
Total securities	4,590,811	4,534,554	4,717,418	56,257	1%	(126,607)	(3)%
Loans held for sale	1,993	1,308	23,892	685	52%	(21,899)	(92)%
Loans:
Commercial and industrial	3,340,029	3,084,186	3,087,509	255,843	8%	252,520	8%
Commercial real estate	7,174,861	5,440,411	5,396,912	1,734,450	32%	1,777,949	33%
Commercial construction	513,519	447,157	382,615	66,362	15%	130,904	34%
Business banking	1,321,179	1,108,163	1,087,799	213,016	19%	233,380	21%
Total commercial loans	12,349,588	10,079,917	9,954,835	2,269,671	23%	2,394,753	24%
Residential real estate	4,080,736	2,562,808	2,550,861	1,517,928	59%	1,529,875	60%
Consumer home equity	1,361,971	1,254,105	1,193,859	107,866	9%	168,112	14%
Other consumer	271,831	248,690	219,720	23,141	9%	52,111	24%
Total loans	18,064,126	14,145,520	13,919,275	3,918,606	28%	4,144,851	30%
Allowance for loan losses	(253,821)	(156,146)	(155,146)	(97,675)	63%	(98,675)	64%
Unamortized prem./disc. and def. fees	(308,243)	(35,601)	(19,307)	(272,642)	766%	(288,936)	1497%
Net loans	17,502,062	13,953,773	13,744,822	3,548,289	25%	3,757,240	27%
Federal Home Loan Bank stock, at cost	5,865	5,879	37,125	(14)	—%	(31,260)	(84)%
Premises and equipment	78,776	60,910	59,033	17,866	29%	19,743	33%
Bank-owned life insurance	203,635	166,710	163,700	36,925	22%	39,935	24%
Goodwill and other intangibles, net	1,057,509	565,196	566,709	492,313	87%	490,800	87%
Deferred income taxes, net	319,206	276,064	416,081	43,142	16%	(96,875)	(23)%
Prepaid expenses	201,285	183,245	156,113	18,040	10%	45,172	29%
Other assets	656,569	545,682	527,873	110,887	20%	128,696	24%
Assets of discontinued operations	—	—	124,718	—	—%	(124,718)	(100)%
Total assets	$25,507,187	$21,044,169	$21,146,292	$4,463,018	21%	$4,360,895	21%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$5,856,171	$4,808,938	$5,177,015	$1,047,233	22%	$679,156	13%
Interest checking accounts	4,562,226	3,532,811	3,671,871	1,029,415	29%	890,355	24%
Savings accounts	1,681,093	1,238,009	1,393,545	443,084	36%	287,548	21%
Money market investment	5,572,277	5,014,900	4,709,149	557,377	11%	863,128	18%
Certificates of deposit	3,545,087	2,943,151	2,472,589	601,936	20%	1,072,498	43%
Total deposits	21,216,854	17,537,809	17,424,169	3,679,045	21%	3,792,685	22%
Borrowed funds:
Federal Home Loan Bank advances	17,342	17,415	673,525	(73)	—%	(656,183)	(97)%
Escrow deposits of borrowers	29,405	20,155	24,947	9,250	46%	4,458	18%
Interest rate swap collateral funds	24,070	11,370	16,900	12,700	112%	7,170	42%
Total borrowed funds	70,817	48,940	715,372	21,877	45%	(644,555)	(90)%
Other liabilities	548,378	489,947	525,378	58,431	12%	23,000	4%
Liabilities of discontinued operations	—	—	34,820	—	—%	(34,820)	(100)%
Total liabilities	21,836,049	18,076,696	18,699,739	3,759,353	21%	3,136,310	17%
Shareholders' equity:
Common shares	2,150	1,770	1,766	380	21%	384	22%
Additional paid-in capital	2,246,134	1,673,722	1,661,136	572,412	34%	584,998	35%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(129,077)	(130,295)	(133,992)	1,218	(1)%	4,915	(4)%
Retained earnings	2,048,042	2,076,566	1,747,225	(28,524)	(1)%	300,817	17%
Accumulated other comprehensive income ("AOCI"), net of tax	(496,111)	(654,290)	(829,582)	158,179	(24)%	333,471	(40)%
Total shareholders' equity	3,671,138	2,967,473	2,446,553	703,665	24%	1,224,585	50%
Total liabilities and shareholders' equity	$25,507,187	$21,044,169	$21,146,292	$4,463,018	21%	$4,360,895	21%

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Sep 30, 2024 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024		Sep 30, 2023

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$230,824	$172,514	$169,274	$58,310	34%	$61,550	36%
Taxable interest and dividends on securities	22,421	22,724	24,191	(303)	(1)%	(1,770)	(7)%
Non-taxable interest and dividends on securities	1,444	1,439	1,434	5	—%	10	1%
Interest on federal funds sold and other short-term investments	11,329	10,699	7,269	630	6%	4,060	56%
Total interest and dividend income	266,018	207,376	202,168	58,642	28%	63,850	32%
Interest expense:
Interest on deposits	95,334	78,473	59,607	16,861	21%	35,727	60%
Interest on borrowings	829	254	5,356	575	226%	(4,527)	(85)%
Total interest expense	96,163	78,727	64,963	17,436	22%	31,200	48%
Net interest income	169,855	128,649	137,205	41,206	32%	32,650	24%
Provision for allowance for loan losses	46,983	6,126	7,328	40,857	667%	39,655	541%
Net interest income after provision for allowance for loan losses	122,872	122,523	129,877	349	—%	(7,005)	(5)%
Noninterest income:
Trust and investment advisory fees	14,909	6,711	6,235	8,198	122%	8,674	139%
Service charges on deposit accounts	8,140	7,930	7,403	210	3%	737	10%
Debit card processing fees	3,806	3,522	3,388	284	8%	418	12%
Interest rate swap income	565	418	1,695	147	35%	(1,130)	(67)%
Income (losses) from investments held in rabbi trusts	3,591	1,761	(1,523)	1,830	104%	5,114	(336)%
Losses on sales of commercial and industrial loans	—	—	(2,651)	—	—%	2,651	(100)%
Losses on sales of mortgage loans held for sale, net	(385)	(152)	(164)	(233)	153%	(221)	135%
Losses on sales of securities available for sale, net	—	(7,557)	—	7,557	(100)%	—	—%
Other	2,902	12,715	4,774	(9,813)	(77)%	(1,872)	(39)%
Total noninterest income	33,528	25,348	19,157	8,180	32%	14,371	75%
Noninterest expense:
Salaries and employee benefits	93,759	65,218	60,898	28,541	44%	32,861	54%
Office occupancy and equipment	14,470	10,109	8,641	4,361	43%	5,829	67%
Data processing	19,504	17,990	13,443	1,514	8%	6,061	45%
Professional services	8,982	4,250	7,125	4,732	111%	1,857	26%
Marketing expenses	1,576	1,910	1,765	(334)	(17)%	(189)	(11)%
Federal Deposit Insurance Corporation ("FDIC") insurance	3,200	4,508	2,808	(1,308)	(29)%	392	14%
Amortization of intangible assets	6,210	504	504	5,706	1132%	5,706	1132%
Other	12,052	5,380	6,564	6,672	124%	5,488	84%
Total noninterest expense	159,753	109,869	101,748	49,884	45%	58,005	57%
(Loss) income before income tax expense (benefit)	(3,353)	38,002	47,286	(41,355)	(109)%	(50,639)	(107)%
Income tax expense (benefit)	2,835	11,671	(16,178)	(8,836)	(76)%	19,013	(118)%
Net (loss) income from continuing operations	$(6,188)	$26,331	$63,464	$(32,519)	(124)%	$(69,652)	(110)%
Net loss from discontinued operations	$—	$—	$(4,351)	$—	—%	$4,351	(100)%
Net (loss) income	$(6,188)	$26,331	$59,113	$(32,519)	(124)%	$(65,301)	(110)%

Share data:
Weighted average common shares outstanding, basic	196,700,222	163,145,255	162,370,469	33,554,967	21%	34,329,753	21%
Weighted average common shares outstanding, diluted	197,706,644	163,499,296	162,469,887	34,207,348	21%	35,236,757	22%
(Loss) earnings per share, basic:
Continuing operations	$(0.03)	$0.16	$0.39	$(0.19)	(119)%	$(0.42)	(108)%
Discontinued operations	$—	$—	$(0.03)	$—	0%	$0.03	(100)%
(Loss) earnings per share, basic	$(0.03)	$0.16	$0.36	$(0.19)	(119)%	$(0.39)	(108)%
(Loss) earnings per share, diluted:
Continuing operations	$(0.03)	$0.16	$0.39	$(0.19)	(119)%	$(0.42)	(108)%
Discontinued operations	$—	$—	$(0.03)	$—	0%	$0.03	(100)%
(Loss) earnings per share, diluted	$(0.03)	$0.16	$0.36	$(0.19)	(119)%	$(0.39)	(108)%

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Nine months ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2024	Sep 30, 2023	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$573,319	$483,676	$89,643	19%
Taxable interest and dividends on securities	68,518	77,451	(8,933)	(12)%
Non-taxable interest and dividends on securities	4,320	4,302	18	—%
Interest on federal funds sold and other short-term investments	29,848	27,384	2,464	9%
Total interest and dividend income	676,005	592,813	83,192	14%
Interest expense:
Interest on deposits	246,265	158,686	87,579	55%
Interest on borrowings	1,336	17,025	(15,689)	(92)%
Total interest expense	247,601	175,711	71,890	41%
Net interest income	428,404	417,102	11,302	3%
Provision for allowance for loan losses	60,560	14,854	45,706	308%
Net interest income after provision for allowance for loan losses	367,844	402,248	(34,404)	(9)%
Noninterest income:
Trust and investment advisory fees	28,164	18,136	10,028	55%
Service charges on deposit accounts	23,578	21,117	2,461	12%
Debit card processing fees	10,575	10,071	504	5%
Interest rate swap income	1,650	2,112	(462)	(22)%
Income from investments held in rabbi trusts	9,670	4,336	5,334	123%
Losses on sales of commercial and industrial loans	—	(2,651)	2,651	(100)%
Losses on sales of mortgage loans held for sale, net	(595)	(288)	(307)	107%
Losses on sales of securities available for sale, net	(7,557)	(333,170)	325,613	(98)%
Other	21,083	15,845	5,238	33%
Total noninterest income (loss)	86,568	(264,492)	351,060	(133)%
Noninterest expense:
Salaries and employee benefits	223,448	185,264	38,184	21%
Office occupancy and equipment	33,763	26,797	6,966	26%
Data processing	54,003	38,555	15,448	40%
Professional services	16,744	13,277	3,467	26%
Marketing expenses	5,001	4,899	102	2%
Federal Deposit Insurance Corporation ("FDIC") insurance	9,993	8,388	1,605	19%
Amortization of intangible assets	7,218	1,299	5,919	456%
Other	20,654	19,094	1,560	8%
Total noninterest expense	370,824	297,573	73,251	25%
Income (loss) before income tax expense	83,588	(159,817)	243,405	(152)%
Income tax expense (benefit)	24,798	(65,619)	90,417	(138)%
Net income (loss) from continuing operations	58,790	(94,198)	152,988	(162)%
Net income from discontinued operations	—	7,872	(7,872)	(100)%
Net income (loss)	$58,790	$(86,326)	$145,116	(168)%

Share data:
Weighted average common shares outstanding, basic	174,398,692	162,199,158	12,199,534	8%
Weighted average common shares outstanding, diluted	175,270,559	162,260,503	13,010,056	8%

Earnings (loss) per share, basic:
Continuing operations	$0.34	$(0.58)	$0.92	(159)%
Discontinued operations	$—	$0.05	$(0.05)	(100)%
Earnings (loss) per share, basic	$0.34	$(0.53)	$0.87	(164)%
Earnings (loss) per share, diluted:
Continuing operations	$0.34	$(0.58)	$0.92	(159)%
Discontinued operations	$—	$0.05	$(0.05)	(100)%
Earnings (loss) per share, diluted	$0.34	$(0.53)	$0.87	(164)%

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Sep 30, 2024			Jun 30, 2024			Sep 30, 2023
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$11,935,922	$167,712	5.59%	$10,103,674	$128,402	5.11%	$9,988,712	$128,051	5.09%
Residential	3,772,420	40,484	4.27%	2,563,646	24,313	3.81%	2,553,150	22,988	3.57%
Consumer	1,568,372	27,026	6.86%	1,446,543	23,960	6.66%	1,386,350	22,227	6.36%
Total loans	17,276,714	235,222	5.42%	14,113,863	176,675	5.03%	13,928,212	173,266	4.94%
Total investment securities	5,322,650	24,259	1.81%	5,428,583	24,555	1.82%	5,777,173	26,009	1.79%
Federal funds sold and other short-term investments	833,184	11,329	5.41%	787,387	10,699	5.47%	537,602	7,269	5.36%
Total interest-earning assets	23,432,548	270,810	4.60%	20,329,833	211,929	4.19%	20,242,987	206,544	4.05%
Non-interest-earning assets	1,606,357			912,302			1,033,879
Total assets	$25,038,905			$21,242,135			$21,276,866

Interest-bearing liabilities:
Deposits:
Savings	$1,646,532	$1,526	0.37%	$1,259,573	$42	0.01%	$1,441,636	$43	0.01%
Interest checking	4,548,231	13,428	1.17%	3,739,590	8,827	0.95%	3,903,062	6,302	0.64%
Money market	5,631,626	39,994	2.83%	4,975,843	34,022	2.75%	4,836,895	27,695	2.27%
Time deposits	3,365,392	40,386	4.77%	2,933,160	35,582	4.88%	2,341,684	25,567	4.33%
Total interest-bearing deposits	15,191,781	95,334	2.50%	12,908,166	78,473	2.45%	12,523,277	59,607	1.89%
Borrowings	89,398	829	3.69%	49,536	254	2.06%	414,252	5,356	5.13%
Total interest-bearing liabilities	15,281,179	96,163	2.50%	12,957,702	78,727	2.44%	12,937,529	64,963	1.99%
Demand deposit accounts	5,666,471			4,843,336			5,257,704
Other noninterest-bearing liabilities	564,961			512,996			541,827
Total liabilities	21,512,611			18,314,034			18,737,060
Shareholders' equity	3,526,294			2,928,101			2,539,806
Total liabilities and shareholders' equity	$25,038,905			$21,242,135			$21,276,866

Net interest income - FTE		$174,647			$133,202			$141,581
Net interest rate spread (2)			2.10%			1.75%			2.06%
Net interest-earning assets (3)	$8,151,369			$7,372,131			$7,305,458
Net interest margin - FTE (4)			2.97%			2.64%			2.77%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the nine months ended
	Sep 30, 2024			Sep 30, 2023
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$10,692,519	$422,955	5.28%	$9,892,337	$365,298	4.94%
Residential	2,971,889	88,791	3.99%	2,526,980	66,593	3.52%
Consumer	1,478,664	74,224	6.71%	1,371,761	63,333	6.17%
Total loans	15,143,072	585,970	5.17%	13,791,078	495,224	4.80%
Total investment securities	5,441,498	74,015	1.82%	6,442,141	82,903	1.72%
Federal funds sold and other short-term investments	732,738	29,848	5.44%	721,025	27,384	5.08%
Total interest-earning assets	21,317,308	689,833	4.32%	20,954,244	605,511	3.86%
Non-interest-earning assets	1,157,155			952,378
Total assets	$22,474,463			$21,906,622

Interest-bearing liabilities:
Deposits:
Savings	$1,402,050	$1,609	0.15%	$1,570,803	$172	0.01%
Interest checking	4,012,872	30,442	1.01%	4,177,492	17,155	0.55%
Money market	5,118,366	104,512	2.73%	4,979,820	74,612	2.00%
Time deposits	3,029,125	109,702	4.84%	2,184,631	66,747	4.08%
Total interest-bearing deposits	13,562,413	246,265	2.43%	12,912,746	158,686	1.64%
Borrowings	63,334	1,336	2.82%	478,347	17,025	4.76%
Total interest-bearing liabilities	13,625,747	247,601	2.43%	13,391,093	175,711	1.75%
Demand deposit accounts	5,168,176			5,469,593
Other noninterest-bearing liabilities	537,418			512,546
Total liabilities	19,331,341			19,373,232
Shareholders' equity	3,143,122			2,533,390
Total liabilities and shareholders' equity	$22,474,463			$21,906,622

Net interest income - FTE		$442,232			$429,800
Net interest rate spread (2)			1.89%			2.11%
Net interest-earning assets (3)	$7,691,561			$7,563,151
Net interest margin - FTE (4)			2.77%			2.74%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$105,099	$26,139	$40,986	$35,107	$31,703
Residential	10,450	6,789	6,697	8,725	8,075
Consumer	8,954	6,843	9,490	8,725	7,687
Total non-accrual loans	124,503	39,771	57,173	52,557	47,465
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	124,503	39,771	57,173	52,557	47,465
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$124,503	$39,771	$57,173	$52,557	$47,465
Total non-performing loans to total loans	0.70%	0.28%	0.41%	0.38%	0.34%
Total non-performing assets to total assets	0.49%	0.19%	0.27%	0.25%	0.22%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
(Unaudited, dollars in thousands)
Average total loans	$17,274,903	$14,113,343	$14,013,714	$13,961,061	$13,926,194
Allowance for loan losses, beginning of the period	156,146	149,190	148,993	155,146	147,955
Charged-off loans:
Commercial and industrial	—	—	—	2	11
Commercial real estate	4,520	—	7,250	8,008	—
Commercial construction	—	—	—	—	—
Business banking	675	1,002	102	3,745	303
Residential real estate	18	—	10	—	—
Consumer home equity	—	32	2	—	—
Other consumer	561	658	651	536	731
Total charged-off loans	5,774	1,692	8,015	12,291	1,045
Recoveries on loans previously charged-off:
Commercial and industrial	7	56	25	11	120
Commercial real estate	64	2,011	132	190	2
Commercial construction	—	—	—	—	—
Business banking	319	199	410	573	609
Residential real estate	61	27	31	34	30
Consumer home equity	19	91	—	1	39
Other consumer	166	138	163	131	108
Total recoveries	636	2,522	761	940	908
Net loans charged-off (recovered):
Commercial and industrial	(7)	(56)	(25)	(9)	(109)
Commercial real estate	4,456	(2,011)	7,118	7,818	(2)
Commercial construction	—	—	—	—	—
Business banking	356	803	(308)	3,172	(306)
Residential real estate	(43)	(27)	(21)	(34)	(30)
Consumer home equity	(19)	(59)	2	(1)	(39)
Other consumer	395	520	488	405	623
Total net loans charged-off (recovered)	5,138	(830)	7,254	11,351	137
Initial allowance established for Cambridge's PCD loans	55,830	—	—	—	—
Provision for allowance for loan losses (2)	46,983	6,126	7,451	5,198	7,328
Total allowance for loan losses, end of period	$253,821	$156,146	$149,190	$148,993	$155,146
Net charge-offs (recoveries) to average total loans outstanding during this period (1)	0.12%	(0.02)%	0.21%	0.32%	0.00%
Allowance for loan losses as a percent of total loans	1.43%	1.11%	1.06%	1.07%	1.12%
Allowance for loan losses as a percent of nonperforming loans	203.87%	392.61%	260.94%	283.49%	326.86%

(1) Presented on an annualized basis.
(2) Includes the initial provision on non-PCD loans acquired from Cambridge.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics (1)

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the Three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023

Net (loss) income from continuing operations (GAAP)	$(6,188)	$26,331	$38,647	$31,509	$63,464
Add:
Provision for non-PCD acquired loans	40,899	—	—	—	—
Noninterest income components:
(Income) losses from investments held in rabbi trusts	(3,591)	(1,761)	(4,318)	(4,969)	1,523
Losses on sales of securities available for sale, net	—	7,557	—	—	—
Losses (gains) on sales of other assets	2,970	2	—	—	(2)
Noninterest expense components:
Rabbi trust employee benefit expense (income)	1,326	930	1,746	1,740	(586)
Merger and acquisition expenses	27,577	3,684	1,816	1,865	3,630
Total impact of non-GAAP adjustments	69,181	10,412	(756)	(1,364)	4,565
Less: net tax benefit (expense) associated with non-GAAP adjustments (2)	13,328	224	(190)	13,270	15,944
Non-GAAP adjustments, net of tax	$55,853	$10,188	$(566)	$(14,634)	$(11,379)
Operating net income (non-GAAP)	$49,665	$36,519	$38,081	$16,875	$52,085

Weighted average common shares outstanding during the period:
Basic	196,700,222	163,145,255	162,863,540	162,571,066	162,370,469
Diluted	197,706,644	163,499,296	163,188,410	162,724,398	162,469,887

(Loss) earnings per share from continuing operations, basic:	$(0.03)	$0.16	$0.24	$0.19	$0.39
(Loss) earnings per share from continuing operations, diluted:	$(0.03)	$0.16	$0.24	$0.19	$0.39

Operating earnings per share, basic (non-GAAP)	$0.25	$0.22	$0.23	$0.10	$0.32
Operating earnings per share, diluted (non-GAAP)	$0.25	$0.22	$0.23	$0.10	$0.32

Return on average assets (3)	(0.10)%	0.50%	0.74%	0.59%	1.18%
Add:
Provision for non-PCD acquired loans (3)	0.65%	0.00%	0.00%	0.00%	0.00%
(Income) losses from investments held in rabbi trusts (3)	(0.06)%	(0.03)%	(0.08)%	(0.09)%	0.03%
Losses on sales of securities available for sale, net (3)	0.00%	0.14%	0.00%	0.00%	0.00%
Losses (gains) on sales of other assets (3)	0.05%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.02%	0.02%	0.03%	0.03%	(0.01)%
Merger and acquisition expenses (3)	0.44%	0.07%	0.03%	0.03%	0.07%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	0.21%	0.00%	0.00%	0.25%	0.30%
Operating return on average assets (non-GAAP) (3)	0.79%	0.70%	0.72%	0.31%	0.97%

Return on average shareholders' equity (3)	(0.70)%	3.62%	5.23%	4.66%	9.91%
Add:
Provision for non-PCD acquired loans (3)	4.61%	0.00%	0.00%	0.00%	0.00%
(Income) losses from investments held in rabbi trusts (3)	(0.41)%	(0.24)%	(0.58)%	(0.73)%	0.24%
Losses on sales of securities available for sale, net (3)	0.00%	1.04%	0.00%	0.00%	0.00%
Losses (gains) on sales of other assets (3)	0.34%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.15%	0.13%	0.24%	0.26%	(0.09)%
Merger and acquisition expenses (3)	3.11%	0.51%	0.25%	0.28%	0.57%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	1.50%	0.03%	(0.03)%	1.96%	2.49%
Operating return on average shareholders' equity (non-GAAP) (3)	5.60%	5.03%	5.17%	2.51%	8.14%

Tangible net income
Net (loss) income (GAAP)	(6,188)	26,331	38,647	31,509	63,464
Add: Amortization of intangible assets	6,210	504	504	505	504
Less: Tax effect of amortization of intangible assets (4)	1,720	140	140	140	142
Tangible net (loss) income (non-GAAP) (5)	(1,698)	26,695	39,011	31,874	63,826

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$3,526,294	$2,928,101	$2,970,759	$2,682,600	$2,539,806
Less: Average goodwill and other intangibles	974,546	565,523	566,027	597,234	658,591
Average tangible shareholders' equity (non-GAAP)	$2,551,748	$2,362,578	$2,404,732	$2,085,366	$1,881,215

Return on average tangible shareholders' equity (non-GAAP) (3) (5)	(0.26)%	4.54%	6.52%	6.06%	13.46%
Add:
Provision for non-PCD acquired loans (3)	6.38%	0.00%	0.00%	0.00%	0.00%
(Income) losses from investments held in rabbi trusts (3)	(0.56)%	(0.30)%	(0.72)%	(0.95)%	0.32%
Losses on sales of securities available for sale, net (3)	0.00%	1.29%	0.00%	0.00%	0.00%
Losses (gains) on sales of other assets (3)	0.46%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.21%	0.16%	0.29%	0.33%	(0.12)%
Merger and acquisition expenses (3)	4.30%	0.63%	0.30%	0.35%	0.77%
Less: net tax benefit (expense) associated with non-GAAP adjustments (2) (3)	2.08%	0.04%	(0.03)%	2.52%	3.36%
Operating return on average tangible shareholders' equity (non-GAAP) (3) (5)	8.45%	6.28%	6.42%	3.27%	11.07%

(1) Average assets, average goodwill and other intangibles, and average tangible shareholders' equity components for the three months ended Sep 30, 2023 and Dec 31, 2023 presented in this section include discontinued operations.
(2) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit for the three months ended December 31, 2023 was primarily due to the tax benefit from state tax strategies associated with the utilization of capital losses as a result of the sale of securities in the first quarter of 2023. Upon the sale of securities in the first quarter of 2023, we established a valuation allowance of $17.4 million, as it was determined at that time that it was not more-likely-than-not that the entirety of the deferred tax asset related to the loss on such securities would be realized. Included in that $17.4 million was $2.8 million in expected lost state tax benefits. Following the execution of the sale of our insurance agency business in October 2023 and the resulting capital gain, coupled with tax planning strategies, a state tax benefit of $13.6 million was realized on the security sale losses.
(3) Presented on an annualized basis.
(4) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 27.7% for the three months ended Dec 31, 2023 and the following periods, and 28.23% for the three months ended Sep 30, 2023.
(5) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$169,855	$128,649	$129,900	$133,307	$137,205
Add:
Tax-equivalent adjustment (non-GAAP) (1)	4,792	4,553	4,483	4,483	4,376
Fully-taxable equivalent net interest income (non-GAAP)	$174,647	$133,202	$134,383	$137,790	$141,581

Noninterest income (GAAP)	$33,528	$25,348	$27,692	$26,739	$19,157
Less:
Income (losses) from investments held in rabbi trusts	3,591	1,761	4,318	4,969	(1,523)
Losses on sales of securities available for sale, net	—	(7,557)	—	—	—
(Losses) gains on sales of other assets	(2,970)	(2)	—	—	2
Noninterest income on an operating basis (non-GAAP)	$32,907	$31,146	$23,374	$21,770	$20,678

Noninterest expense (GAAP)	$159,753	$109,869	$101,202	$121,029	$101,748
Less:
Rabbi trust employee benefit expense (income)	1,326	930	1,746	1,740	(586)
Merger and acquisition expenses	27,577	3,684	1,816	1,865	3,630
Noninterest expense on an operating basis (non-GAAP)	$130,850	$105,255	$97,640	$117,424	$98,704
Less: Amortization of intangible assets	$6,210	$504	$504	$505	$504
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$124,640	$104,751	$97,136	$116,919	$98,200

Total revenue (GAAP)	$203,383	$153,997	$157,592	$160,046	$156,362
Total operating revenue (non-GAAP)	$207,554	$164,348	$157,757	$159,560	$162,259

Efficiency ratio (GAAP)	78.5%	71.3%	64.2%	75.6%	65.1%
Operating efficiency ratio (non-GAAP) (2)	60.1%	63.7%	61.6%	73.3%	60.5%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 21.8%, 21.7%, 21.7%, 21.9%, and 21.7% for the three months ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$3,671,138	$2,967,473	$2,952,831	$2,974,855	$2,446,553
Less: Goodwill and other intangibles (1)	1,057,509	565,196	565,701	566,205	657,824
Tangible shareholders' equity (non-GAAP)	2,613,629	2,402,277	2,387,130	2,408,650	1,788,729

Tangible assets:
Total assets (GAAP)	25,507,187	21,044,169	21,174,804	21,133,278	21,146,292
Less: Goodwill and other intangibles (1)	1,057,509	565,196	565,701	566,205	657,824
Tangible assets (non-GAAP)	$24,449,678	$20,478,973	$20,609,103	$20,567,073	$20,488,468

Shareholders' equity to assets ratio (GAAP)	14.39%	14.10%	13.95%	14.08%	11.57%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	10.69%	11.73%	11.58%	11.71%	8.73%

Common shares outstanding	214,802,602	176,687,829	176,631,477	176,426,993	176,376,675

Book value per share (GAAP)	$17.09	$16.80	$16.72	$16.86	$13.87
Tangible book value per share (non-GAAP)	$12.17	$13.60	$13.51	$13.65	$10.14

(1) Includes goodwill and other intangible assets of discontinued operations as of September 30, 2023.

APPENDIX D: Merger-related Charges

	As of and for the Three Months Ended
(Unaudited, dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Noninterest income components:
Other (1)	$(2,969)	$—	$—	$—	$—
Total noninterest income	$(2,969)	$—	$—	$—	$—

Noninterest expense components:
Salaries and employee benefits	$13,147	$383	$3	$5	$—
Office occupancy and equipment	2,630	11	6	2	—
Data processing	1,384	2,249	865	1,357	—
Professional services	5,490	944	787	450	3,630
Other	4,926	97	155	51	—
Total noninterest expense	$27,577	$3,684	$1,816	$1,865	$3,630

Total merger-related charges	$30,546	$3,684	$1,816	$1,865	$3,630

(1) Disposal of acquired fixed assets.

APPENDIX E: Organic Loan & Deposit Growth

	As of			Organic Growth From:
	Sep 30, 2024	Jun 30, 2024	Cambridge Trust Acquired Balance (1)	Jun 30, 2024
(Unaudited, dollars in thousands)				△ $	△ %
Loans:
Commercial and industrial	3,340,029	3,084,186	339,581	(83,738)	(2.4)%
Commercial real estate	7,174,861	5,440,411	1,692,705	41,745	0.6%
Commercial construction	513,519	447,157	141,420	(75,058)	(12.8)%
Business banking	1,321,179	1,108,163	120,454	92,562	7.5%
Total commercial loans	12,349,588	10,079,917	2,294,160	(24,489)	(0.2)%
Residential real estate	4,080,736	2,562,808	1,528,534	(10,606)	(0.3)%
Consumer home equity	1,361,971	1,254,105	87,785	20,081	1.5%
Other consumer	271,831	248,690	24,196	(1,055)	(0.4)%
Total loans	18,064,126	14,145,520	3,934,675	(16,069)	(0.1)%

Deposits:
Demand	5,856,171	4,808,938	979,895	67,338	1.2%
Interest checking accounts	4,562,226	3,532,811	1,149,097	(119,682)	(2.6)%
Savings accounts	1,681,093	1,238,009	471,340	(28,256)	(1.7)%
Money market investment	5,572,277	5,014,900	854,614	(297,237)	(5.1)%
Certificates of deposit	3,545,087	2,943,151	418,771	183,165	5.4%
Total deposits	21,216,854	17,537,809	3,873,717	(194,672)	(0.9)%

(1) For loans, represents the unpaid principal balance of Cambridge acquired loans at time of merger. For deposits, represents the book value of Cambridge acquired deposits at time of merger, except for time deposits which are shown at fair value.

APPENDIX F: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change from
	Sep 30, 2024	Jun 30, 2024	Jun 30, 2024
(Unaudited, dollars in thousands, except per-share data)
Common stock	$2,150	$1,770	$380
Additional paid in capital	2,246,134	1,673,722	572,412
Unallocated ESOP common stock	(129,077)	(130,295)	1,218
Retained earnings	2,048,042	2,076,566	(28,524)
AOCI, net of tax - available for sale securities	(490,698)	(612,196)	121,498
AOCI, net of tax - pension	5,914	6,430	(516)
AOCI, net of tax - cash flow hedge	(11,327)	(48,524)	37,197
Total shareholders' equity:	$3,671,138	$2,967,473	$703,665
Less: Goodwill and other intangibles	1,057,509	565,196	492,313
Tangible shareholders' equity (non-GAAP)	$2,613,629	$2,402,277	$211,352

Common shares outstanding	214,802,602	176,687,829	38,114,773

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	10.46	9.47	0.98
Unallocated ESOP common stock	(0.60)	(0.74)	0.14
Retained earnings	9.53	11.75	(2.22)
AOCI, net of tax - available for sale securities	(2.28)	(3.46)	1.18
AOCI, net of tax - pension	0.03	0.04	(0.01)
AOCI, net of tax - cash flow hedge	(0.05)	(0.27)	0.22
Total shareholders' equity:	$17.09	$16.80	$0.30
Less: Goodwill and other intangibles	4.92	3.20	1.72
Tangible shareholders' equity (non-GAAP)	$12.17	$13.60	$(1.43)